UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2008 (May 1, 2008)

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas	77046
(Address of principal executive offices)	(zip code)

70 Harbour Drive Grand Cayman, Cayman Islands	KY1-1003
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 1, 2008, the Company’s Board of Directors appointed Steven L. Newman to fill the position of President and Chief Operating Officer effective immediately. Mr. Newman most recently served as the Company’s Executive Vice President, Performance. Also on May 1, 2008, the Company’s Board of Directors appointed Robert J. Saltiel to fill the position of Executive Vice President, Performance effective immediately. Mr. Saltiel most recently served as the Company’s Senior Vice President, North and South America.

(e) In connection with the appointments, the Chairman of the Executive Compensation Committee of the Board of Directors approved the base salary and 2008 annual cash bonus opportunity percentages set forth in Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

The exhibits to this report are as follows:

Exhibit No.	Description
10.1	Base Salaries and 2008 Annual Cash Bonus Opportunity Percentages for Certain Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN INC.

Date: May 7, 2008	By	/s/ Eric B. Brown
Eric B. Brown,
Senior Vice President and General Counsel